Exhibit 10.7

PROMISSORY NOTE (Louisiana Property)

$100,100.00	November 21, 2011

FOR VALUE RECEIVED, the undersigned, O’DONNELL ACQUISITIONS, LLC, a California limited liability company (“Maker”), does hereby promise to pay to the JDO Family Limited Partnership, a California limited partnership, or order (“Holder”), at a place designated by Holder, the principal sum of ONE HUNDRED THOUSAND ONE HUNDRED DOLLARS ($100,100.00) (“Loan Amount”), together with simple interest thereon at five percent (5%) per annum (not compounded).

The entire principal balance and accrued interest owing hereunder shall be all due and payable upon the earlier of (a) Maker’s (or its assignee’s) acquisition of that certain real property subject to that certain Agreement of Purchase and Sale and Joint Escrow Instructions by and between Maker, as Buyer, and Cajun FXF, L.L.C., as Seller, dated November 21, 2011 (the “Purchase Agreement”), (b) within three (3) business days after termination of the Purchase Agreement and (c) December 31, 2014 (such earlier date being the “Maturity Date”). Maker shall have the right to prepay this Note in whole or in part prior to the Maturity Date without penalty.

This Note may be assigned by Maker to any party (the “Assignee”) that assumes Maker’s obligations under the Purchase Agreement. If Assignee assumes Maker’s obligations under this Note, then Maker shall be released from its obligations under this Note.

Maker agrees that if Maker fails to make any payment provided for herein more than ten (10) days after the due date thereof, it would be impracticable or extremely difficult to fix the actual damages resulting therefrom to Holder, and, therefore, Maker hereby agrees to pay to Holder, without any notice or demand by Holder, a late charge equal to five percent (5%) of any payment which is not made within ten (10) days after the due date thereof, not as a penalty, but for the purpose of defraying the expenses incident to handling such delinquent payment. Such late charge represents the reasonable estimate of a fair average compensation for the loss that may be sustained by Holder due to the failure of Maker to make timely payments. Such late charge shall be paid without prejudice to the right of Holder to collect any other amount provided to be paid or to declare a default under this Note. Such late charge shall be payable not later than thirty (30) days after the due date of the delinquent payment and shall be secured.

If this Note is not paid when due, Maker promises to pay all costs of collection, including, but not limited to, attorneys’ fees.

Upon the occurrence of an event of default, Holder may, at its option, declare this Note and the entire indebtedness hereby evidenced, including without limitation, all principal and accrued interest, to be immediately due and payable and collectible then or thereafter as Holder may elect, regardless of the date of maturity, and notice of the exercise of said option is hereby expressly waived by Maker/then the entire principal amount outstanding hereunder and all accrued interest thereon shall, without notice or demand, at once become due and payable.

The unenforceability or invalidity of any provision or provisions of this Note as to any persons or circumstances shall not render that provision or those provisions unenforceable or invalid as to any other provisions or circumstances, and all provisions hereof, in all other respects, shall remain valid and enforceable.

Neither this Note nor any term hereof may be waived, amended, discharged, modified, changed or terminated orally; nor shall any waiver of any provision hereof be effective except by an instrument in writing signed by Maker and Holder. No delay or omission on the part of Holder in exercising any right hereunder shall operate as a waiver of such right or of any other right under this Note.

Notwithstanding any provision in this Note, the total liability for payment in the nature of interest shall not exceed the limit now imposed by applicable laws of the State of California.

This Note has been executed and delivered by Maker in the State of California and is to be governed and construed in accordance with the laws thereof.

IN WITNESS WHEREOF, Maker has executed this Note as of the date and year first above written.

O’DONNELL ACQUISITIONS, LLC, a California limited liability company

By:
Douglas D. O’Donnell, as Trustee of the DOD Trust dated August 29, 2002, its sole member

“Maker”